Exhibit 99.1

VOXX International Corporation Announces the Successful Sale of its Domestic Accessory Business and the Sale of its Jamo™ and Energy™ Brands for a Total of Approximately $28 Million

Company continues to execute on its restructuring plan, pay down debt, and strengthen its balance sheet as part of its concerted effort to improve operations and maximize shareholder value

ORLANDO, FL.— September 5, 2024 — VOXX International Corporation (NASDAQ: VOXX), today announced that it has successfully closed the previously announced transaction with Talisman Brands Inc./Established, Inc. to sell its domestic accessories business for total consideration of approximately $25.0 million. The transaction closed on August 31, 2024 and included the Company’s RCA® trademarks, other intellectual property, and inventory. To ensure seamless continuity for all VOXX Accessories Corp. customers, the Company has been retained by the purchaser to operate the business on an ongoing basis, subject to a comprehensive overhead reimbursement arrangement. In an unrelated transaction, the Company announced today the successful sale of its premium audio brands Jamo™ and Energy™ to Rayleigh Lab and Cinemaster, including inventory, for approximately $3.2 million. All consideration will be used to retire outstanding debt.

Commenting on today’s announcements, Pat Lavelle stated, “As we reposition our portfolio, we are realigning resources accordingly, with goals to significantly lower our expenses and improve gross margins. Additionally, we have been equally focused on strengthening our financial position. We exited Fiscal 2024 with $73.3 million in total debt, which has been lowered since year-end. Following these transactions and receipt of all payments, our total debt will have been reduced by over 60%. Additionally, with the successful move of our OEM operations to Mexico nearing completion, we are in contract to sell our Orlando, FL facility. If the sale concludes as planned in the fiscal third quarter, VOXX will successfully eliminate the majority of its outstanding debts, except for those related to routine working capital needs for inventory and receivable financing.”

In Fiscal 2024, the divested brands accounted for approximately $49.0 million in revenue. As future restructuring plans are implemented around the new structure, the Company anticipates a positive impact to consolidated gross profit margins with lower operating expenses and working capital needs as a result.

Ari Shalam, Chairman of the Board added, “These transactions are part of our strategy to monetize non-core assets, restructure our business, streamline operations, and strengthen our balance sheet. By focusing on improving capital allocation, narrowing management attention to core operations, and returning to profitability, all in conjunction with the strategic process underway, we are confident in our ability to generate improved value for our shareholders and all stakeholders served.”

About VOXX International Corporation
VOXX International Corporation (NASDAQ: VOXX) has grown into a worldwide leader in the Automotive Electronics and Consumer Electronics industries. Over the past several decades, with a portfolio of approximately 30 trusted brands, VOXX has built market-leading positions in in-vehicle entertainment, automotive security, reception products, a number of premium audio market segments, and more. VOXX is a global company, with an extensive distribution network that includes power retailers, mass merchandisers, 12-volt specialists and many of the world's leading automotive manufacturers. For additional information, please visit our website at www.voxxintl.com.

Safe Harbor Statement

Except for historical information contained herein, statements made in this release constitute forward-looking statements and thus may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to the risk factors described in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the fiscal year ended February 29, 2024, and other filings made by the Company from time to time with the SEC, as such descriptions may be updated or amended in any future reports we file with the SEC. The factors described in such SEC filings include, without limitation: impacts related to the COVID-19 pandemic, global supply shortages and logistics costs and delays; global economic trends; cybersecurity risks; risks that may result from changes in the Company's business operations; operational execution by our businesses; changes in law, regulation or policy that may affect our businesses; our ability to increase margins through implementation of operational improvements, restructuring and other cost reduction methods; our ability to keep pace with technological advances; significant competition in the automotive electronics, consumer electronics and biometrics businesses; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; foreign currency fluctuations; and restrictive debt covenants. Many of the foregoing risks and uncertainties are, and will be, exacerbated by the War in the Ukraine and any worsening of the global business and economic environment as a result.

Investor Relations Contact:

Glenn Wiener, GW Communications (for VOXX)

Email: gwiener@GWCco.com